EXHIBIT 4.61

CERTIFICATE OF INCORPORATION OF RADIAN ENGINEERING, INC.,

A NEW YORK CORPORATION (“RADIAN ENGINEERING”)

CERTIFICATE OF INCORPORATION
OF
GEORGE S. ARMSTRONG & CO. INC.
Pursuant to Article Two of the Stock Corporation Law

WE, THE UNDERSIGNED, for the purpose of forming a corporation pursuant to article two of the Stock Corporation Law of the State of New York, do hereby certify:

FIRST: The name of the proposed corporation is George S. Armstrong & Co. Inc.

SECOND: The purposes for which it is to be formed are:

     To conduct the business of mechanical, electrical and industrial engineering; to design, lay out, plan and make plans and specifications for the construction of plants, factories and buildings of all kinds, bridges, viaducts, tunnels, dams and railroads, machinery, plants apparatus, appliances, accessories, equipment, supplies, means and materials, of all kinds, for the generation, production, transmission, transformation, accumulation, storage, distribution, supplying application and utilization of electricity for any and all purposes; to make tests of iron, steel and other materials entering into the construction of buildings and other structures; to engage and maintain a corps of competent mechanical, electrical and industrial engineers, draftsmen and other assistants necessary to carry out the above objects; to supervise construction or installation of the above, and generally to do all things that a mechanical, electrical or industrial engineer ordinarily does.

     To manufacture, purchase, or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description.

     To acquire, and pay for in case, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation engaged in the same or similar business.

     To acquire, hold, use, sell, assign, lease, grand licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights,

licenses and privileges, inventions, improvements and processes, copyrights, traded-marks and trade names, relating to or useful in connection with any business of this corporation.

     To purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations existing under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

     To issue bonds, debentures, or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same my mortgage, pledge, deed of trust, or otherwise.

     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its owns shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     To have one or more offices, to carry on all or any of its operations and business and without restriction or limited as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of New York upon corporations formed under the act hereinbefore referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

THIRD: The amount of the capital stock shall be One Thousand Dollars ($1000).

FOURTH: The number of shares of which the capital stock shall consist is one hundred (100) shares of common stock of the par value of Ten Dollars ($10) per share.

FIFTH: The office of the corporation is to be located in the City of New York, County of New York and State of New York.

SIXTH: The duration of the corporation shall be perpetual

SEVENTH: The number of its directors shall not be less than three (3), nor more than seven (7). Directors need not be stockholders.

EIGHTH: The names and post office addresses of the directors until the first annual meeting of the stockholders are:

NAMES	POST OFFICE ADDRESSES
George S. Armstrong	55 Wall Street, New York, N.Y.
Douglas B. Steimle	55 Wall Street, New York, N.Y.
John A. Hill	55 Wall Street, New York, N.Y.

NINTH: The name and post office address of each subscriber of this certificate of incorporation and a statement of the number of shares of stock which each agrees to take in the corporation are:

NAME	POST OFFICE ADDRESS	NO. OF SHARES
John M. Briley	55 Wall Street, New York, N.Y.	1
Douglas B. Steimle	55 Wall Street, New York, N.Y.	1
John A. Hill	55 Wall Street, New York, N.Y.	1

TENTH: All of the subscribers of the certification are of full age, at least two-thirds of them are citizens of the United States, at least one of them is a resident of the State of New York and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

     IN WITNESS WHEREOF, we have made, signed and acknowledged this certificate, this 30th day of December, A.D. 1932

/s/ John A. Hill (L.S.)

/s/ John M. Brilery (L.S.)

/s/ Douglas B. Steimle (L.S.)

CERTIFICATE
OF
INCREASE OF CAPITAL STOCK AND OF NUMBER
OF SHARES OF CAPITAL STOCK
OF
GEORGE S. ARMSTRONG & CO. INC.
Pursuant to Section Thirty-Six of the Stock Corporation Law

     THE UNDERSIGNED, being the holders of record of all the outstanding shares of GEORGE S. ARMSTRONG & CO. INC., a stock corporation organized under the laws of the State of New York, HEREBY CERTIFY as follows:

     I. The name of the Corporation is GEORGE S. ARMSTRONG & CO. INC.

     II. Its Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on December 30, 1932.

     III. The total amount of the previously authorized capital stock of the Corporation is One Thousand Dollars ($1000).

     IV. The total number of shares which the Corporation is already authorized to issue is one hundred (100), of the par value of $10 each, all of which shares are Common Stock.

     V. The number of shares of Common Stock issued and outstanding is one hundred (100).

     VI. The amount of the capital stock which the Corporation is hereafter to have is Three Thousand Dollars ($3000).

     VII. The total number of shares, including those previously authorized, which the Corporation may henceforth have is three hundred (300), of the par value of $10, each, all of which shares are to be Common Stock.

     IN WITNESS WHEREOF, we have subscribed and executed this Certificate, in person, this 9th day of November, 1936.

George S. Armstrong

David S. Loudon

CERTIFICATE OF INCREASE OF CAPITAL STOCK
AND OF NUMBER OF SHARES OF CAPITAL STOCK,
OF ELIMINATION OF SHARES OF CAPITAL STOCK
AND OF CHANGE OF SHARES OF CAPITAL STOCK
OF
GEORGE S. ARMSTRONG & CO. INC.
Pursuant to Section 36 of the Stock Corporation Law

     The undersigned, being the holders of record of all the outstanding shares of George S. Armstrong & Co. Inc., a stock corporation organized under the laws of the State of New York, hereby certify as follows:

     I. The name of the Corporation is GEORGE S. ARMSTRONG & CO. INC.

     II. Its Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on December 30, 1932.

     III. The total amount of the previously authorized capital stock of the Corporation is Three Thousand ($3,000).

     IV. The total number of shares which the Corporation is already authorized to issue is three hundred (300) shares of the par value of $10 each, all of one class.

     V. The number of shares issued and the number of shares outstanding is one hundred and twenty (120). The one hundred and eighty (180) shares which are authorized and unissued are to be eliminated.

     VI. The amount of the capital stock which the Corporation is hereafter to have is Sixty Thousand Dollars ($60,000).

     VII. The total number of shares, including those previously authorized, which the Corporation may henceforth have is six thousand (6,000) of the par value of $10 each, all of once class.

     VIII. Each of the outstanding one hundred and twenty (120) shares of capital stock of the par value of $10 each is to be changed into fifty (50) shares of the par value of $10 each, making the total number of shares issued and outstanding six thousand (6,000) of the par value of $10 each.

     IT WITNESS WHEREOF, we have executed this Certificate this 14th day of March, 1949.

/s/ George S. Armstrong

/s/ David S. Loudon

/s/ William H. Bokum

/s/ John C. Armstrong

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
OF
GEORGE S. ARMSTRONG & CO. INC.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     The undersigned, being the President and Secretary of George S. Armstrong & Co. Inc., do hereby certify that:

     1. The name of the corporation is George S. Armstrong & Co. Inc.

     2. The Certificate of Incorporation of said George S. Armstrong & Co. Inc. was filed by the Department of State of the State of New York on December 30, 1932.

     3. The Certificate of Incorporation of said George S. Armstrong & Co. Inc. is amended as follows:

     (a) The name of the corporation shall be changed to “Radian Engineering of New York, Inc.”

     (b) the text of paragraph “FIFTH” of the Certificate of Incorporation, which sets forth the location of the office of the corporation, is eliminated entirely and changed to state “The office of the corporation within the State of New York shall be located in the County of Monroe”;

     (c) The text of paragraph “SEVENTH” of the Certificate of Incorporation, which states that the number of directors shall not be less and three nor more than seven, and that directors need not be stockholders, is eliminated entirely and changed to state “The registered agent of the corporation upon whom process against the corporation may be served shall be C T Corporation System, 1633 Broadway, New York, New York 10019”;

     (d) A new paragraph, paragraph “ELEVENTH”, is added to the Certificate of Incorporation, to state as follows: “ELEVENTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served on the Secretary of State is the corporation c/o C T Corporation System, 1633 Broadway, New York, New York 10019.”

     4. The manner in which the foregoing amendment of the Certificate of Incorporation was authorized was by the affirmative vote of the Board of Directors of the corporation, followed by the affirmative vote of the holders of all of the outstanding shares of the corporation entitled to vote thereon at a meeting of the shareholders.

     5. Pursuant to Education Law Section 7209, Subdivision 6, annexed hereto is the consent of the Education Department of the State of New York to the foregoing amendment amending the Certificate of Incorporation of the corporation.

     IN WITNESS WHEREOF, Donald M. Carlton, President of the corporation, has executed and verified this certificate this 6th day of April, 1990 and W. Neal Kocurek, Secretary of the corporation, has executed this certificate this 6th day of April, 1990.

DATED:	4-6-90	/s/ Donald M. Carlton

Donald M. Carlton, President of
George S. Armstrong & Co. Inc.

	4-6-90	/s/ W. Neal Kocurek

W. Neal Kocurek, Secretary of
George S. Armstrong & Co. Inc.

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
RADIAN ENGINEERING OF NEW YORK, INC.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1. The name of the corporation is Radian Engineering of New York, Inc. The name of the corporation under which it was formed was George S. Armstrong & Co. Inc.

2. The Certificate of Incorporation was filed by the Department of State of the State of New York on December 30, 1932.

3. The Certificate of Incorporation is amended to change the name of the corporation. Paragraph 1 of the certificate of incorporation is amended to read as follows: 1. The name of the corporation is Radian Engineering, Inc.

4. The manner in which the foregoing amendment of the Certificate of Incorporation was authorized was by a unanimous written consent of the board of directors pursuant to Section 708(b) of the New York Business Corporation Law, followed by a unanimous written consent of the shareholders of the corporation pursuant to Section 615 of the New York Business Corporation Law.

5. Pursuant to Education Law Section 7209, Subdivision 6, annexed hereto is the consent of the Education Department of the State of New York to the foregoing amendment amending this Certificate of Incorporation of the corporation.

     IN WITNESS WHEREOF, P. E. Hudson, President of the Corporation has executed and verified this certificate this 26th day of July, 1993 and John H. E. Stelling, III, Secretary of the corporation, has executed this certificate this 26th day of July, 1993.

Dated: July 26, 1993	/s/ P. E. Hudson

P. E. Hudson, President of Radian
Engineering of New York, Inc.

Dated: July 26, 1993	/s/ John H. E. Stelling, III

John H. E. Stelling, III,
Secretary of Radian Engineering of New York Inc.